UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014 (August 22, 2014)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2014, DISH Network Corporation (“DISH Network”) issued a press release announcing the appointment of Mr. Steven E. Swain as Senior Vice President and Chief Financial Officer of DISH Network, effective October 1, 2014, succeeding Mr. Robert E. Olson, who will retire on October 15, 2014.

Mr. Swain, age 47, has served as DISH Network’s Senior Vice President of Programming since April 2014, overseeing the acquisition and renewal of all programming content for DISH, including national network and cable channels, Latino content, local broadcast stations and premium services such as HBO, Showtime and Starz.  Mr. Swain joined DISH in 2011 as Vice President of Corporate Financial Planning and Analysis. Prior to DISH, Mr. Swain spent more than 15 years working in the telecommunications sector, most recently at CenturyLink, formerly Qwest Communications. There he served in multiple leadership roles across Finance, including corporate financial planning and analysis, treasury and investor relations, as well as in network engineering.  He earned his Bachelor’s of Science degree in chemical engineering from the University of Wisconsin and his Master of Business Administration from the University of Chicago.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1                    Press Release “DISH CFO Robert Olson to Retire from DISH Oct. 15” dated August 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
DISH DBS CORPORATION

Date: August 22, 2014	By:	/s/R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release “DISH CFO Robert Olson to Retire from DISH Oct. 15” dated August, 22, 2014